Exhibit 14(a)


            Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
AllianceBernstein Global Health Care Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated August 24, 2007, for the AllianceBernstein Global Health Care Fund, Inc. (the "Fund") as of June 30, 2007 and to the references to our firm under the headings "Service Providers", "EXPERTS" and "APPENDIX K FINANCIAL HIGHLIGHTS" in the Prospectus to the Fund's Registration Statement on Form N-14.


KPMG LLC

New York, New York
August 22, 2008